  Exhibit 32.1

Certification of Chief Executive Officer and Principal Financial Officer
Pursuant to 18 U.S.C. Section 1350,
as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

I, Marc Fogassa, certify pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Quarterly Report on Form 10-Q of Brazil Minerals, Inc. for the quarter ended September 30, 2013 fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended, and the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: October 23, 2013	By:	/s/ Marc Fogassa
Marc Fogassa
Chief Executive Officer
and Chief Financial Officer
(principal executive officer
and principal accounting and
financial officer)

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.